UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2012

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph Curtin Retirement and Raymond Kalouche Election

On October 30, 2012, TMS International Corp. (the “Company”) and Tube City IMS Corporation (“TCIMS”) announced that Joseph Curtin, age 66, will retire as President and Chief Executive Officer, effective as of December 31, 2012, and Raymond S. Kalouche has been elected Chief Executive Officer and President of the Company effective January 1, 2013.

Also on October 30, 2012 and effective January 1, 2013, our Board resolved to increase its size from seven directors to eight directors and, upon recommendation of Mr. Kalouche by the Board’s Nominating and Corporate Governance Committee, to elect Mr. Kalouche to fill the vacancy in the Board, to hold office for the remainder of the full term of the director for which the vacancy was created and until Mr. Kalouche’s successor shall have been elected and qualified. Mr. Kalouche is not currently expected to be named to serve on any committees of the Board.

Mr. Kalouche, age 50, was elected as corporate Chief Operating Officer in August 2009 and has served as the President and Chief Operating Officer of our Mill Services Group since December 2004. He joined International Mill Service, Inc., the entity to which our Mill Services Group traces its roots (“IMS”), in 1989 and spent his early career in the Surface Conditioning Division. He proceeded to hold various positions in the Technical Services, Marketing and Operating Departments. In 1998, Mr. Kalouche was promoted to Vice President of Operations Planning of IMS. In 2000, he was named Senior Vice President — General Manager of IMS, and from 2002 to May 2004 he served as Executive Vice President and Chief Operating Officer of IMS. Mr. Kalouche was named President and Chief Executive Officer of IMS in May 2004. He earned his bachelor of science degree and a master’s degree in Civil Engineering, both from The Ohio State University, respectively in 1983 and 1985. Having held various positions of increasing responsibility, Mr. Kalouche has led the international growth of the Company, expanding its operations into Mexico, Europe, Latin America, South Africa and the Middle East. He has held a variety of positions within related industry organizations, and is currently a member of the Board of Directors of the National Slag Association (NSA) after having served as Chairman of the Board for the past three years.

There is no arrangement between Mr. Kalouche and any person pursuant to which he was selected as a director or officer.

Curtin Amendment

Also on October 30, 2012 and effective January 1, 2013, TMS and TCIMS entered into the First Amendment (the “Curtin Amendment”) to the Second Amended and Restated Employment Agreement, made as of August 8, 2011, with Mr. Curtin, previously filed as Exhibit 10.26 to the Company’s Quarterly Report on Form 10-Q filed August 10, 2011.

Pursuant to the Curtin Amendment, effective December 31, 2012, Mr. Curtin will retire as the President and Chief Executive Officer of the Company and TCIMS and will serve as the Executive Chairman of each of the Company and TCIMS. Mr. Curtin’s responsibilities as Executive Chairman have been mutually agreed upon by Mr. Curtin and the Board.

The Curtin Amendment also provides that Mr. Curtin’s annual bonus target will be $800,000 for TCIMS’ fiscal year beginning January 1, 2013 and $600,000 for TCIMS’ fiscal year beginning January 1, 2014, assuming 100% attainment of the company’s annual financial target as established by TMS’ Board of Directors. In addition, Mr. Curtin will continue to be eligible to earn a supplemental bonus of up to $150,000 for TCIMS’ fiscal year beginning January 1, 2013, but not for the fiscal year beginning January 1, 2014. The Curtin Amendment further provides that Mr. Curtin will not receive any new stock option grants on or after January 1, 2013.

The description of the Curtin Amendment in this Item 5.02 is qualified in its entirety by the terms and conditions of the Curtin Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Kalouche Second Amended and Restated Employment Agreement

Also on October 30, 2012 and effective January 1, 2013, TMS and TCIMS entered into the Second Amended and Restated Employment Agreement (the “Kalouche Second A&R Agreement”) with Mr. Kalouche, which amends and restates the Amended and Restated Employment Agreement (the “Kalouche Original Agreement”), dated January 25, 2007, among the Company, TCIMS and Mr. Kalouche, previously filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed May 13, 2010, as amended by the Amendment to the Kalouche Original Agreement dated as of January 25, 2007, previously filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed May 13, 2010 (the “Kalouche 1st Amendment”) and the Second Amendment to Kalouche Original Agreement, dated as of August 8, 2011, previously filed as Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q filed August 10, 2011 (the “Kalouche 2nd Amendment”).

The Kalouche Second A&R Agreement amends the Kalouche Original Agreement by incorporating the changes made pursuant to the Kalouche 1st Amendment and the Kalouche 2nd Amendment. The Kalouche Second A&R Agreement also provides that Mr. Kalouche will report to the Board and serve as the President and Chief Executive Officer of each of the Company and TCIMS.

The Kalouche Second A&R Agreement further provides that TCIMS shall pay Mr. Kalouche an annual base salary of $800,000. The term of the Kalouche Second A&R Agreement extends until December 31, 2017, with automatic one year renewals. If (i) we terminate Mr. Kalouche’s employment without “Cause” or (ii) if he terminates his employment for “Good Reason” (each as defined in the Kalouche Second A&R Agreement), he will be eligible for severance payments for 24 months after the date of separation, and will also be eligible for continued stock option vesting until the earlier of December 31, 2017 and the end of the two-year period following the date of separation and continued exercisability of vested stock options until three months after the earlier of such dates, a pro-rated bonus based upon the Company’s actual performance during the year in which separation occurs, and continuation of health coverage until he becomes eligible for Medicare (or, if sooner, until he becomes eligible for comparable coverage under another employer’s health plan).

The Kalouche Second A&R Agreement also provides that Mr. Kalouche is entitled to normal retirement benefits of $50,000 annually for a period of 10 years commencing upon the later of separation of service, or age 65, or early retirement benefits of $30,000 (plus $2,000 for each full year of age attained between ages 55 and 65) annually for a period of 10 years commencing upon separation of service at or after age 55 and before age 65. These retirement benefits will be increased for inflation to the extent the year over year increase in the consumer price index in any given year exceeds 10%. Mr. Kalouche will forfeit his vested retirement benefits if his employment is terminated for any reason other than death or disability prior to age 55 or if, having reached age 55, he subsequently is terminated for Cause or violates the restrictive covenants as set forth in his employment agreement.

The description of the Kalouche Second A&R Agreement in this Item 5.02 is qualified in its entirety by the terms and conditions of the Kalouche Second A&R Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Lippard Retirement; Heller Election

On December 31, 2012, Thomas Lippard, age 69, will retire from his position of Executive Vice President, General Counsel and Secretary of the Company and TCIMS, as contemplated by the terms of his Second Amended and Restated Employment Agreement, dated as of August 8, 2011, previously filed as Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q filed August 10, 2011. In connection with Mr. Lippard’s retirement, the Board resolved, effective January 1, 2013, to elect Leon Z. Heller to serve as Executive Vice President, General Counsel and Secretary of the Company to hold office at the pleasure of the Board and until his successor has been duly elected and qualified.

Kalouche Related Party Transaction

On June 3, 2011, we entered into an Amended and Restated Consulting Agreement (the “Consulting Agreement”) with Cogent Business Consulting, LLC, an Ohio limited liability company (the “Consultant”), which amended and restated a prior agreement between the parties dated January 21, 2010. Henry Kalouche is a principal of the Consultant and is the brother of Raymond Kalouche. Pursuant to the Consulting Agreement, Consultant (through Henry Kalouche) provides certain services for us, including managing the Abu Dhabi branch of one of our subsidiaries and developing business in the Middle East (the “Consulting Services”). The term of the Consulting Agreement runs through January 31, 2014. The Consulting Agreement provides that, through its term, we will pay Consultant the sum of $20,000 per month and an annual discretionary success fee of up to 30% of Consultant’s aggregate annual compensation, based on the performance of the branch and new business developed. The Consulting Agreement also requires that we pay for expenses incurred by the Consultant in providing Consulting Services. Henry Kalouche resides outside the U.S. at our request, and we therefore pay for certain of his housing, transportation, and travel costs.

We paid Consultant approximately $245,252 in monthly payments and success fees for performing Consulting Services in 2011. For the current 2012 fiscal year, we have paid Consultant approximately $142,064, in monthly payments and success fees for performing Consulting Services. Henry Kalouche has an interest in all such amounts.

Press Release

The Company is issuing a press release with respect to the matters disclosed herein, the full text of which is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 First Amendment, dated October 30, 2012, to Second Amended and Restated Employment Agreement, made as of August 8, 2011, by and among TMS International Corp., Tube City IMS Corporation, and Joseph Curtin.

10.2 Second Amended and Restated Employment Agreement, dated October 30, 2012, among TMS International Corp., Tube City IMS Corporation, and Raymond S. Kalouche.

99.1 Press Release dated October 30, 2012 titled “TMS International Corp. Appoints Raymond Kalouche President and Chief Executive Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: October 31, 2012
/s/ Daniel E. Rosati

	By:	Daniel E. Rosati
Executive Vice President, Chief Financial Officer and Treasurer